Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

RigNet, Inc. 2010 Omnibus Incentive Plan

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between RigNet, Inc., a Delaware corporation (the “Company”), and                      (the “Employee”) effective as of the          day of             , 20     (the “Grant Date”), pursuant to the RigNet, Inc. 2010 Omnibus Incentive Plan, as amended (the “Plan”), a copy of which previously has been made available to the Employee and the terms and provisions of which are incorporated by reference herein (capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan).

WHEREAS, the Plan allows for the grant of restricted stock units, which are referred to in the Plan as “RSUs”; and

WHEREAS, the Company desires to grant to the Employee the RSU Award specified herein, subject to the terms and conditions of this Agreement; and

WHEREAS, the Employee desires to have the opportunity to receive from the Company and hold the RSU Award, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of RSU Award. Effective as of the Grant Date, the Company hereby grants to the Employee          RSUs. In accepting the RSU Award granted in this Agreement the Employee accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

2. RSUs Do Not Award Any Rights Of A Shareholder. The Employee shall not have the voting rights or any of the other rights, powers or privileges of a holder of the Company’s Stock with respect to the RSUs that are awarded hereby. Only after a share of the Stock is issued in exchange for an RSU will the Employee have all of the rights of a shareholder with respect to such share of Stock issued in exchange for an RSU.

3. Transfer Restrictions. The RSUs granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, any shares of the Stock issued to the Employee in exchange for RSUs awarded hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. The Employee also agrees that the Company may (a) refuse to cause the transfer of any such shares of the Stock to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares of the Stock. The shares of Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8. A Prospectus describing the Plan and the shares of Stock is available from the Company.

4. Vesting and Payment.

(a) The RSUs that are granted hereby shall be subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the RSUs granted to the Employee hereunder and the obligation to forfeit and surrender such RSUs to the Company (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall lapse as to the RSUs that are awarded hereby on          (the “Vesting Date”), provided that the Employee’s employment with the Company and its Affiliates has not terminated prior to the Vesting Date, except as set forth in Sections 4(d) and 4(e) below. The Employee shall have no vested interest in the RSUs credited to his or her bookkeeping ledger account except as set forth in this Section 4.

(b) Except as set forth in Sections 4(d) and 4(e) below, if the Employee’s employment with the Company and all of its Affiliates terminates prior to the Vesting Date for any reason, the Forfeiture Restrictions then applicable to the RSUs shall not lapse and the number of RSUs then subject to the Forfeiture Restrictions shall be forfeited to the Company and this Agreement shall terminate, all on the date the Employee’s employment terminates.

(c) Upon the lapse of the Forfeiture Restrictions applicable to an RSU that is awarded hereby, the Company shall issue to the Employee one share of the Stock in exchange for such RSU and thereafter the Employee shall have no further rights with respect to such RSU; provided, however, that if the Employee is a “specified employee” as that term is defined for purposes of Section 409A at the time of his Separation from Service due to Retirement (defined below), termination without Cause (defined below) or termination for Good Reason (defined below) and the Forfeiture Restrictions lapse as a result of such Retirement or termination without Cause or for Good Reason, the Company shall not issue the shares of Stock payable under this Agreement until the date that is six months after the date of the Employee’s Separation from Service due to Retirement, termination without Cause or termination for Good Reason. The Company shall cause to be delivered to the Employee in electronic or certificated form any shares of the Stock that are to be issued under the terms of this Agreement in exchange for the RSUs awarded hereby, and such shares of the Stock shall be transferable by the Employee (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

(d) Notwithstanding anything to the contrary contained herein, upon the death, Disability or Retirement (defined below) of the Employee or if the Employee’s employment with the Company and its Affiliates is terminated by the Company or its Affiliates without Cause (defined below), the Forfeiture Restrictions shall lapse as to a portion of the RSUs that are awarded hereby determined by multiplying the total number of RSUs granted hereby by a fraction, the numerator of which is the total number of full calendar months between the Grant Date and the date of termination of Employee’s employment with the Company and its Affiliates due to death, Disability or Retirement or by the Company or its Affiliates without Cause and the denominator is the total number of full calendar months between the Grant Date and the Vesting

Date. The portion of RSUs for which the Forfeiture Restrictions do not lapse in accordance with the previous sentence shall be forfeited to the Company and this Agreement shall terminate, all on the date the Employee’s employment terminates.

(e) Notwithstanding anything to the contrary contained herein, if the Employee’s employment with the Company and its Affiliates is terminated by the Company or its Affiliates without Cause (defined below) or by the Employee for Good Reason (defined below) within twelve months after a Change in Control (defined below), then the Forfeiture Restrictions shall lapse as to all of the RSUs upon such termination of the Employee’s employment.

As used herein, the following terms shall be defined as follows:

“Cause” means (i) Employee’s plea of guilty or nolo contendre, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act by Employee of fraud or dishonesty with respect to any aspect of the Company’s business including, but not limited to, falsification of Company records; (iii) intentional engagement in misconduct by Employee that is materially injurious to the Company (monetarily or otherwise); (iv) Employee’s disparagement of Company; (v) commencement by Employee of employment with an unrelated employer; (vi) material breach by the Employee of Employee’s employment agreement or letter, if any, with the Company or of any noncompete or non-solicitation agreement applicable to the Employee; (vii) material violation by Employee of any Company written policies, including but not limited to any harassment and/or non-discrimination policies; or (viii) Employee’s gross negligence in the performance of Employee’s duties causing material harm to Company.

“Change in Control” means a “change of control event,” as defined in the Treasury Regulations issued under Section 409A of the Code.

“Good Reason” means (i) a material adverse change in Employee’s position, authority, duties or responsibilities, but not a change in reporting relationships, (ii) a reduction in Employee’s base salary or the taking of any action by the Company that would materially diminish the annual bonus opportunities of Employee from those provided to Employee immediately prior to the Effective Date, (iii) the relocation of the Company’s principal executive offices by more than 50 miles from where such offices are located on the Date of Grant or Employee being based at any office other than the principal executive offices of the Company, except for travel reasonably required in the performance of Employee’s duties and reasonably consistent with Employee’s travel prior to the Date of Grant, (iv) a material breach by the Company of the Employee’s employment agreement or Letter, if any, with the Company, or (v) the failure of a successor to the Company to assume the Employment Agreement. Employee shall provide written notice of any such reduction, failure, change or breach upon which Employee intends to rely as the basis for a Good Reason resignation to the Company, or its successor, within 45 days of the occurrence of such reduction, failure, change or breach. The Company, or its successor, shall have 45 days following the receipt of such notice to remedy the condition constituting such reduction, change or breach and, if so remedied, any termination of Employee’s employment hereunder on the basis of the circumstances described in such notice shall not be considered a Good Reason resignation. If the Company, or its successor, does not remedy the condition that has been the subject of a notice as described in this paragraph within

45 days of the Company’s, or its successor’s, receipt of such notice, Employee must terminate his employment within 120 days following the occurrence of such condition in order for such termination to be considered for Good Reason for purposes of this Agreement.

“Retirement” means the voluntary termination of the Employee’s employment by the Employee from the Company and its Affiliates, that constitutes a Separation From Service, upon no less than 30 days prior written notice on a date that occurs after the Employee’s 60th birthday and after the Employee has completed at least seven full years of employment with the Company or any of its Affiliates.

“Separation From Service” means a “separation from service” as that term is defined for purposes of Section 409A of the Code and Final Department of Treasury Regulations issued thereunder.

5. Capital Adjustments and Reorganizations. The existence of the RSUs shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6. Tax Withholding. To the extent that the receipt of the RSUs, the lapse of any Forfeiture Restrictions and/or the receipt of any payment under this Agreement results in income to the Employee for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Employee shall deliver to the Company at the time of such receipt, lapse or payment, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Employee fails to do so, the Company is authorized to withhold from the shares of the Stock issued under this Agreement or from any cash or stock remuneration then or thereafter payable to the Employee in any capacity any tax required to be withheld by reason of such resulting income.

7. No Fractional Shares. All provisions of this Agreement concern whole shares of the Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

8. Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company and its Affiliates as long as the Employee has an employment relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

9. Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Employee and the Company or any Affiliate, to guarantee the right to remain employed by the Company or any Affiliate for any specified term or require the Company or any Affiliate to employ the Employee for any period of time.

10. Legend. The Employee consents to the placing on the certificate for the shares of the Stock that may be issued under this Agreement an appropriate legend restricting resale or other transfer of the shares except in accordance with all applicable securities laws and rules thereunder.

11. Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s principal executive office, and to the Employee at the Employee’s residential address indicated beneath the Employee’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

12. Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Employee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

13. Arbitration. In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee. Any controversy arising out of or relating to the Plan or this Agreement shall be resolved by arbitration conducted in accordance with the terms of the Plan. The arbitration shall be final and binding on the parties.

14. Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15. Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the RSUs granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Employee, the Employee’s executors, administrators, agents, legal and personal representatives.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all effective as of the date first above written.

RIGNET, INC.

By:
Name:
Title:

EMPLOYEE:

Name:

Address:

[Signature Page to Restricted Stock Unit Award Agreement]